Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 25, 2015, with respect to the statutory-basis financial statements of John Hancock Life Insurance Company (U.S.A.) included in the Statement of Additional Information in Post-Effective Amendment No. 3 to the Registration Statement (Form N-6 No. 333- 194818) and the related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account A.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 1, 2015

Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 27, 2015, with respect to the financial statements of John Hancock Life Insurance Company (U.S.A.) Separate Account A, included in the Statement of Additional Information in Post-Effective Amendment No. 3 to the Registration Statement (Form N-6 No. 333-194818) and related Prospectus of John Hancock Life Insurance Company (U.S.A.) Separate Account A.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

December 1, 2015